Control No. **0110597**

STATE OF GEORGIA

Secretary of State

Corporations Division
313 West Tower
2 Martin Luther King, Jr. Drive
Atlanta, Georgia 30334-1530

CERTIFICATE OF AMENDMENT

I, **Brian P. Kemp**, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

FIDELITY NATIONAL INFORMATION SERVICES, INC.
a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State on **11/13/2012** and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/certificate of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on November 13, 2012


STATE OF GEORGIA
CONSTITUTION
1776

Brian P. Kemp
Secretary of State

Control No: 0110597
Date Filed: 11/13/2012 08:00 AM
Brian P. Kemp
Secretary of State

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF FIDELITY NATIONAL INFORMATION SERVICES, INC.

FIDELITY NATIONAL INFORMATION SERVICES, INC., a corporation organized and existing under the laws of the State of Georgia, hereby certifies as follows:

1. The name of the corporation is Fidelity National Information Services, Inc.

2. The following amendment to the Articles of Amendment was duly approved by the shareholders of Fidelity National Information Services, Inc. in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code on May 30, 2012.

3. Effective as of the date hereof, Article IV of the Articles of Incorporation of Fidelity National Information Services, Inc. is hereby amended and restated as follows:

"ARTICLE IV

(a) Subject to the rights of the holders of any outstanding series of Preferred Stock or any other outstanding class or series of shares of the Corporation as may be specified in or authorized by these Amended and Restated Articles of Incorporation, the business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

1. The number of directors shall be not less than five, nor more than fifteen, and shall be fixed from time to time within such range by a resolution of the Board of Directors.

2. Subject to the provisions of Section 3 of this Article IV, until the 2015 annual meeting of shareholders, the directors shall be divided into three classes, designated as Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting of shareholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any additional director of any class elected by the shareholders to the Board of Directors to fill a vacancy resulting from an increase in such a class shall hold office for a term that shall coincide with the remaining term of that class. Any additional director of any class elected by the Board of Directors to fill a vacancy resulting from an increase in such a class shall hold office for a term that shall expire at the next annual meeting of shareholders, and, if such newly created directorship is to be continued, a nominee therefor shall be submitted to the shareholders for their vote. In no case shall a decrease in the number of directors for a class shorten the term of an incumbent director. A director shall hold office until the annual meeting of shareholders for the year in which such director's term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

3. Notwithstanding anything contained in Section 2 of this Article IV to the contrary, each director who is serving as a director immediately following the 2012 annual meeting of shareholders, or is elected or appointed thereafter as a director, shall hold office until the end of the term for which such director was elected or appointed and until his or her successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At the 2013 annual meeting of shareholders, the successors to the class of directors whose terms expire at that meeting shall be elected for a two-year term expiring at the 2015 annual meeting of shareholders. At the 2014 annual meeting of shareholders, the successors to the class of directors whose terms expire at that

State of Georgia
Expedite Amend/Restate 3 Page(s)
T1231912009

meeting shall be elected for a one-year term expiring at the 2015 annual meeting of shareholders. At the 2015 annual meeting of shareholders, and at each annual meeting of shareholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of shareholders, and the designation of the Board into classes as provided in Section 2 of this Article IV shall be abolished.

4. Any vacancy on the Board of Directors that results from an increase in the number of directors or from prior death, resignation, retirement, disqualification or removal from office of a director shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy resulting from prior death, resignation, retirement, disqualification or removal from office of a director, shall have the same remaining term as that of his or her predecessor.

(b) Except as may be prohibited by law or by these Amended and Restated Articles of Incorporation, the Board of Directors shall have the right to make, alter, amend, change, add to, or repeal the bylaws of the Corporation, and have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and its members, including without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' powers to manage the business and affairs of the Corporation. No bylaw shall be adopted by shareholders that shall impair or impede the implementation of the foregoing.

(c) Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage for separate class vote for certain actions may be permitted by law, by these Amended and Restated Articles of Incorporation or by the bylaws of the Corporation), the affirmative vote of the holders of not less than two-thirds (2/3) of the votes entitled to be cast by the holders of all of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article IV or to adopt any provision of these Amended and Restated Articles of Incorporation or the bylaws of the Corporation inconsistent with this Article IV. The holder of each share of the Corporation entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director. This Article IV (c) shall not apply, and such two-thirds (2/3) vote shall not be required, with respect to any amendment or repeal of any provision of this Article IV or the adoption of any such inconsistent provision, if such amendment, repeal or adoption is recommended by a majority of the Board of Directors.

(d) The invalidity or unenforceability of this Article IV, or any portion hereof, or of any action taken pursuant to this Article IV shall not affect the validity or enforceability of any other provision of these Amended and Restated Articles of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article IV."

***

[Signatures appear on following page]

IN WITNESS WHEREOF, Fidelity National Information Services, Inc. has caused these Articles of Amendment to be executed by the undersigned duly authorized officer on November 12, 2012.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By: ______________________

Name: Michael L. Gravelle

Title: Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary

2012 NOV 13 PM 12: 24
SECRETARY OF STATE
CORPORATIONS DIVISION

2012 NOV 13 PM 12: 24
SECRETARY OF STATE
CORPORATIONS DIVISION